EXHIBIT 3(i).3
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          ALTERNATE ACHIEVEMENTS, INC.

Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended , added or deleted)

                                 ARTICLE I. NAME

     The name of the corporation shall be Alternate Achievements, Inc.

To be Amended As Follows:

                                 ARTICLE I. NAME

     The name of the corporation shall be Power Kiosks, Inc.

                               ARTICLE II. ADDRESS

     The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160- 435, West Palm Beach, FL 33401.

To be Amended As Follows:

     The principal place of business of this corporation shall be 181 Whitehall Drive, Markham, Ontario L3R 9T1, Canada

SECOND: If  an   amendment   provides  for  an  exchange,   reclassification  or
        cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                n/a

THIRD:  The date of each amendment's adoption:       2/28/00


FOURTH: Adoption of Amendment(s) check one:

_X_ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.


___ The amendment(s) was/were approved by the shareholders through voting groups.



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     The following  statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast for the amendment(s) was/were sufficient for approval by _________________________________________." (Voting Group)

___ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

___ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 28th day of February, 2000.


BY:      /s/ Terry Cooke
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    (By the Chairman or Vice Chairman of the
    Board of Directors, President, or other officer
    if adopted by the shareholders)


Terry Cooke
----------------------------
Typed or printed Name

President/Chairman
--------------------------
Title